AMENDMENT NO. 2 TO FACILITY A
   364-DAY COMPETITIVE ADVANCE, REVOLVING CREDIT AND GUARANTY
                            AGREEMENT

           THIS AMENDMENT NO. 2 (this "Amendment") is dated as of August 30, 2001, and amends the Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, by and among DENTSPLY INTERNATIONAL INC. (the "Borrower"), the Guarantors (as such term is defined therein) from time to time party thereto, the Banks (as such term is defined therein) from time to time party thereto, and ABN AMRO BANK N.V., as administrative agent (the "Agent") and arranger and bookrunner, CREDIT SUISSE FIRST BOSTON and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as co-syndication agents, and FIRST UNION NATIONAL BANK and HARRIS TRUST AND SAVINGS BANK, as co-documentation agents, as amended by Amendment No. 1 to Facility A 364-Day Competitive Advance, Revolving Credit and
Guaranty  Agreement  dated as of May 25,  2001 (the  "Facility  A
Credit Agreement").

                           BACKGROUND

           In light of the Proposed Acquisition, the parties hereto desire to amend certain covenants contained in the Facility A Credit Agreement, as more fully set forth below.

                      OPERATIVE PROVISIONS

           NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained, incorporating the above-defined terms herein and intending to be legally bound hereby agree as follows:

                            Article I
                            Amendment

           1.01. Defined Terms; References. Terms not otherwise defined in this Amendment (including in the
Background section above) shall have the respective meanings ascribed to them in the Facility A Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Facility A Credit Agreement and each reference to "this Agreement" and similar references contained in the Facility A Credit Agreement shall, on and after the date hereof, refer to the Facility A Credit Agreement as amended hereby.

           1.02.  Sale and Leaseback.  As of the date hereof,
Section 6.06(a) of the Facility A Credit Agreement shall be deleted in its entirety and replaced with the following:

                "(a) (i) the Des Plaines Lease; and (ii) following the acquisition of Degussa Dental Group by Borrower or one or more of its Subsidiaries and no later than June 30, 2002, any one or more Sale and Leaseback Transactions in an aggregate equivalent amount not to exceed US$100,000,000 with respect to the precious metals inventory owned by Degussa Dental Group prior to such acquisition;"

           1.03.  Debt Ratio.

           (i) As of the date hereof, Section 6.11(a) of the Facility A Credit Agreement shall be deleted in its entirety and replaced with the following:




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                "(a) In the event that the  Proposed  Acquisition
occurs no later than August 30, 2001, then upon and after the Proposed Acquisition, permit the Debt Ratio at any such time through December 31, 2002, to be greater than 0.65 to 1.0 or permit the Debt Ratio at any time after December 31, 2002, through December 31, 2003, to be greater than 0.55 to 1.0 or permit the Debt Ratio at any time after December 31, 2003, to be greater than 0.50 to 1.0."

           (ii) As the Borrower or one or more of its Subsidiaries has prior to the date hereof expended or committed to expend an amount in excess of US$1,000,000 (or its equivalent) in connection with the acquisition of Degussa Dental Group, the parties hereto acknowledge that, in accordance with the definition of "Proposed Acquisition" set forth in the Facility A Credit Agreement for purposes of
Section 6.11, the Proposed Acquisition has occurred.


                           Article II
                 Representations and Warranties

           As of the date hereof, each of the Borrower and each of the Guarantors, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

           2.01.  There  are  no  set-offs,   claims,   defenses,
counterclaims, causes of action, or deductions of any nature against any of the Obligations.

           2.02. After giving effect to the amendments made herein: (i) no Event of Default under and as defined in the Facility A Credit Agreement and, to the knowledge of the Borrower and the Guarantors, no event which upon notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing, and (ii) the representations and warranties of each of Borrower and each of the Guarantors contained in the Facility A Credit Agreement and the other
Fundamental Documents are true and correct on and as of the date hereof with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.


                           Article III
          Effect, Effectiveness, Consent of Guarantors

           3.01. Effectiveness. Upon the date that Agent shall have received from each of the Required Banks, the Borrower, and the Guarantors a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Agent) that such party has signed a counterpart hereof, this Amendment shall be effective as of the date hereof.

           3.02. Amendment. The Facility A Credit Agreement is hereby amended in accordance with the terms hereof, and this Amendment and the Facility A Credit Agreement shall hereafter be one agreement and any reference to the Facility A Credit Agreement in any document, instrument, or agreement shall hereafter mean and include the Facility A Credit Agreement as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Facility A Credit Agreement, the terms and provisions hereof shall control.




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           3.03.  Joinder of  Guarantors.  Each of the Guarantors
hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Facility A Credit Agreement, as hereby amended, and in each other Fundamental Document given by it in connection therewith.


                           Article IV
                          Miscellaneous

           4.01.   Facility   A  Credit   Agreement.   Except  as
specifically amended by the provisions hereof, the Facility A Credit Agreement and all other Fundamental Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

           4.02. Counterparts, Telecopy Signatures. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery respectively of this Amendment by such party.

           4.03.   Governing   Law.  This   Amendment   shall  be
 governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

           4.04. Expenses. Each of the Borrower and each of the Guarantors agree, jointly and severally, to reimburse the Agent for its reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of Buchanan Ingersoll PC, counsel for the Agent.

           4.05. Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall  be held  invalid  or  unenforceable,  such  invalidity  or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

           4.06. Banks' Consent. Each Bank, by its execution hereof, hereby consents to this Amendment pursuant Section
10.02 of the Facility A Credit Agreement.

                    [SIGNATURE PAGES FOLLOW]


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